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                                                                EXHIBIT 4.7(a)


                     SUPPLEMENT TO THE AMENDED AND RESTATED
                         SUBSIDIARY GUARANTY AGREEMENT


     This Supplement No. 1 dated as of August 5, 1996, (this "Supplement") to the Amended and Restated Subsidiary Guaranty Agreement (as defined below) is made by FMI Management Company, an Illinois Corporation, ("New Guarantor"), in favor of the Agent and Banks (as defined below).

                                   RECITALS:

     A. IDEX Corporation, a Delaware corporation (the "Company"), is a party to that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Bank of America Illinois, as Agent for itself (in such capacity the "Agent") and the financial institutions from time to time party to the Credit Agreement (the "Banks").

     B. New Guarantor is a Subsidiary of the Company (as defined in the Credit Agreement).

     C. As a condition precedent to their entering into the Credit Agreement, the Agent and the Banks thereunder required the Company to cause certain of its Subsidiaries to execute and deliver that certain Amended and Restated Subsidiary Guaranty Agreement dated as of July 17, 1996 (as heretofore or hereafter amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty Agreement").

     D. The proceeds of Credit Extensions (as defined in the Credit Agreement) heretofore have been and hereafter will be used in part to enable the Company to make valuable transfers to each of the Guarantors (including New Guarantor) in connection with the operation of its businesses.

     E. The Company and New Guarantor are engaged in related businesses, and New Guarantor will derive substantial direct and indirect benefit from the making of the Credit Extensions.

     F. Pursuant to Section 7.13 of the Credit Agreement, the Company and the Company's Subsidiaries are required to cause each Domestic Subsidiary which is also a Material Subsidiary that was not in existence (or not such a Subsidiary) on the date of the Credit Agreement to become a Guarantor under the Subsidiary Guaranty Agreement upon becoming a Subsidiary.

     G. Section 4.6 of the Subsidiary Guaranty Agreement provides that additional Subsidiaries of the Company may become Guarantors under the Subsidiary Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement.

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     H. In consideration of the premises and to induce the Banks to continue to make Credit Extensions, New Guarantor hereby agrees as follows:

         1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Subsidiary Guaranty Agreement or, if not defined herein or in the Subsidiary Guaranty Agreement, in the Credit Agreement.

         2. Guaranty of Obligations. In accordance with Section 4.6 of the Subsidiary Guaranty Agreement, New Guarantor, by its execution and delivery of this Supplement, hereby becomes a Guarantor under the Subsidiary Guaranty Agreement for all purposes thereunder with the same force and effect as if originally named therein as a Guarantor, without further action, approval or consent by any other Person, and New Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties deemed to be made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a "Guarantor" in the Subsidiary Guaranty Agreement shall be deemed for all purposes to include New Guarantor. All of the terms of the Subsidiary Guaranty Agreement are hereby incorporated in their entirety.

         3. Representations and Warranties. New Guarantor represents and warrants to the Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal valid and binding obligation, enforceable against it in accordance with its terms.

         4. Effect of Supplement. Upon the effectiveness hereof, each reference in the Subsidiary Guaranty Agreement to "this Guaranty," "hereunder," "hereof," "herein," or words of like import referring to the Subsidiary Guaranty Agreement and each reference in the other Loan Documents to the "Subsidiary Guaranty Agreement," "thereunder," "thereof," or words of like import referring to the Subsidiary Guaranty Agreement shall mean and be a reference to the Subsidiary Guaranty Agreement as amended by this Supplement. The Subsidiary Guaranty Agreement shall be deemed to be amended wherever and as necessary to reflect the foregoing amendments.

         5. Miscellaneous Provisions. Each of the provisions set forth in Sections 4.6 through 4.16 (inclusive) of the Subsidiary Guaranty Agreement is hereby incorporated by reference mutatis mutandis with the same effect as if such provisions had been set forth herein with each reference therein to "this Guaranty" deemed to be a reference to "this Supplement" and each reference to a "Guarantor" deemed to be a reference to "New Guarantor".



                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the New Guarantor has caused this Supplement No. 1 to the Subsidiary Guaranty Agreement to be duly executed and delivered by its properly and duly authorized officer as of the date first written above.


                                FMI MANAGEMENT COMPANY


                                By:   /s/  WAYNE P. SAYATOVIC
                                   ---------------------------
                                Name:  Wayne P. Sayatovic
                                Title:  Vice President, Secretary and
                                                Chief Financial Officer

                                Address:  630 Dundee Road, Suite 400
                                          Northbrook, Illinois 60065


                                Attention:  Douglas C. Lennox
                                Facsimile No.:  312/498-3940

Accepted:

BANK OF AMERICA ILLINOIS,
as Agent


By:
   ----------------------------------
Title:
      -------------------------------



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